                                                               EXHIBIT 99(A)(3)

                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                       TENDER OF SHARES OF COMMON STOCK
                                      OF
                             ARCO CHEMICAL COMPANY

  As set forth in Section 2 of the Offer to Purchase (as defined below), this form or one substantially equivalent hereto must be used to accept the Offer (as defined below) if certificates for shares of Common Stock, par value $1.00 per share (the "Shares"), of ARCO Chemical Company, a Delaware corporation (the "Company"), are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Depositary prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase). This form may be delivered by hand to the Depositary or transmitted by telegram, facsimile transmission or mail to the Depositary and must include a guarantee by an Eligible Institution (as defined in Section 2 of the Offer to Purchase). See Section 2 of the Offer to Purchase.

                       The Depositary for the Offer is:

                             THE BANK OF NEW YORK

         By Mail:                By Facsimile          By Hand or Overnight
                                 Transmission:               Delivery:

                                 (for Eligible
                               Institutions only)
                                 (212) 815-6213
     Tender & Exchange
        Department                                       Tender & Exchange
      P.O. Box 11248                                    101 Barclay Street
   Church Street Station                            Receive and Deliver Window
New York, New York 10286-1248                        New York, New York 10286


                          For Information Telephone:
                                (800) 507-9357

  DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

  This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

LADIES AND GENTLEMEN:

  The undersigned hereby tenders to Lyondell Acquisition Corporation, a Delaware corporation (the "Purchaser"), which is a wholly owned subsidiary of Lyondell Petrochemical Company, a Delaware corporation, upon the terms and subject to the conditions set forth in the Purchaser's Offer to Purchase dated June 24, 1998 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares set forth below, all pursuant to the guaranteed delivery procedures described in Section 2 of the Offer to Purchase.

Number of Shares ____________________     Signature(s): _______________________
Name(s) of Record Holder(s) _________     -------------------------------------
-------------------------------------     Dated:_______________________________
            Please Print                  If Shares will be tendered by book-
Address(es) _________________________     entry transfer:

-------------------------------------
                             Zip Code     Account Number at Book-Entry
Daytime Area Code and Tel. No.:______     Transfer Facility ___________________
Certificate Nos. (if available): ____

                                   GUARANTEE
                   (Not To Be Used For Signature Guarantee)

  The undersigned, a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program, hereby guarantees to deliver to the Depositary either the certificates representing the Shares tendered hereby, in proper form for transfer, or a Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to such Shares, in any such case together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase), and any other required documents, within three trading days (as defined in the Offer to Purchase) after the date hereof.

  The Eligible Institution that completes this form must communicate this guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:__________________________________________________________________
-------------------------------------------------------------------------------
                             Authorized Signature
Name:__________________________________________________________________________
                                 Please Print
Title:_________________________________________________________________________
Address:_______________________________________________________________________
-------------------------------------------------------------------------------
                                                                       Zip Code
Area Code and Tel No.:_________________________________________________________
Dated:_________________________________________________________________________

  NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

                                       3